SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 14, 2005

SILICON GRAPHICS INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 19, 2005, the Company announced that it had executed a commitment letter with Wells Fargo Foothill, Inc. and Ableco Finance LLC with respect to a new asset-backed credit facility that will provide availability of up to $100 million. The new two-year facility, which will consist of a $50 million revolving line of credit and a term loan of $50 million, will replace SGI’s existing asset-based facility. The existing facility provides availability of up to $50 million, but is subject to a minimum cash collateral requirement of $20 million to support the borrowing base. The new facility has no minimum cash collateral requirement. The existing facility is used principally to support letters of credit required under leases for facilities in Mountain View, CA. The new facility will support the letters of credit and is expected to provide significant additional liquidity to support operations. A copy of the press release announcing execution of the commitment letter is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)

99.1	Press Release dated September 19, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: September 19, 2005	By:	/s/ Sandra M. Escher
Sandra M. Escher
Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION
99.1	Press Release dated September 19, 2005